EXHIBIT 99.1

[Able Laboratories LOGO]

Company Contact:
Investor Relations
(609) 495-2800
Email: IR@ablelabs.com

      Able Laboratories, Inc. Files for Voluntary Chapter 11 Reorganization

Cranbury, NJ, July 18, 2005 - Able Laboratories, Inc. (NASDAQ: ABRX) today announced that it had filed a petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, Trenton Division.

On May 23, 2005, the company announced that it had suspended manufacturing operations and had recalled its product line due to concerns about laboratory practices and compliance with standard operating procedures. The company's bankruptcy filing is intended to assist the company to continue while it works with the FDA to address inspectional observations, improve the quality of its systems and controls and, subject to FDA authorization, reintroduce products to the market.

In conjunction with today's filing, the company filed a variety of "first day motions." The court filings include requests to retain a Chief Restructuring Officer and a Director of Restructuring, as well as other professionals to support the company's reorganization efforts. During the restructuring process, vendors, suppliers and other providers will be paid under normal terms for goods and services provided after the filing date.

The company currently is not generating income or revenue, because of its suspension of manufacturing operations and product recalls.

      Further information on the company may be found on the company's web site, www.ablelabs.com.

This release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate" or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results, which could differ materially from the forward-looking statements.

These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding court approval of the company's first day motions and other motions made by it from time to time; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy case to a chapter 7 case; the ultimate effect on the company of the pending inspectional observations from the FDA to the company; and the uncertainty relating to the ability of the company to recommence manufacturing operations and ship new products or that its ANDA filings and approvals will be completed and obtained, and the company's ability to obtain ongoing financing, and various other factors beyond the company's control. All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.